Exhibit 99.1

Longeveron Announces Second Quarter 2024 Financial Results and Provides Business Update

●	Positive data from the Phase 2a clinical trial (CLEAR MIND ) evaluating Lomecel-BTM in Alzheimer’s disease presented in Featured Research Oral Presentation at Alzheimer’s Association International Conference® (AAIC)

●	U.S. FDA granted Lomecel-B™ both Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation for the treatment of mild Alzheimer’s disease

●	Phase 2b clinical trial (ELPIS II) evaluating Lomecel-BTM in rare pediatric disease HLHS has achieved 70% enrollment with completion of enrollment targeted for the end of 2024

●	Strengthened Board of Directors with election of 3 experienced industry veterans at Annual Meeting

●	Focused expenditure management reduced first half Total Operating Expenses 22% year-over-year

●	Financing transaction and warrant exercises in July raised gross proceeds of $15.3 million to fund continued clinical development, and current cash and cash equivalents are expected to be sufficient to fund Company through the fourth quarter of 2025

●	Company to host conference call and webcast today at 4:30 p.m. ET

MIAMI, August 14, 2024 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage regenerative medicine biotechnology company developing cellular therapies for life-threatening and chronic aging-related conditions, today reported financial results for the quarter ended June 30, 2024 and provided a business update.

“In the second quarter, we continued to make strong progress advancing our investigational cellular therapy candidate, Lomecel-BTM, as a potential treatment for both Alzheimer’s disease and Hypoplastic Left Heart Syndrome (HLHS),” said Wa’el Hashad, Chief Executive Officer of Longeveron. “Based on the clinical data generated thus far, which in our view has been impressive, the U.S. FDA granted Lomecel-B™ Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation for the treatment of mild Alzheimer’s disease. With these designations, and the positive CLEAR MIND Phase 2a clinical trial data recently presented at AAIC, we believe there is strong evidence supporting the therapeutic potential of Lomecel-BTM in the treatment of mild Alzheimer’s disease. Similarly, we were delighted to see the level of interest and support at our June investigator meeting for the HLHS ELPIS II Phase 2b clinical trial, which recently achieved 70% enrollment and for which we are targeting completion of enrollment by the end of this year. Lastly, with the capital we have recently raised from warrant exercises and equity transactions, including participation from certain board members and insiders of the Company in one of those transactions, we believe we have capital sufficient to fund the Company through the fourth quarter of 2025.”

Development Programs Update

Longeveron’s lead investigational therapeutic candidate is Lomecel-BTM, a proprietary, scalable, allogeneic cellular therapy being evaluated in multiple indications.

Hypoplastic Left Heart Syndrome (HLHS) – a rare pediatric congenital heart birth defect in which the left ventricle (one of the pumping chambers of the heart) is either severely underdeveloped or missing.

●	On-going Phase 2b clinical trial (ELPIS II) enrolling 38 pediatric patients, with enrollment completion currently targeted for year-end 2024. Given their smaller populations, clinical trial timing for rare diseases is difficult to predict.

●	In June, the Company hosted a successful ELPIS II investigator meeting, bringing together principal investigators and site staff from premier infant and children’s treatment institutions across the country

●	ELPIS II is being conducted in collaboration with the National Heart, Lung, and Blood Institute (NHLBI) through grants from the National Institutes of Health (NIH)

●	ELPIS II builds on the positive clinical results of ELPIS I, in which children in the trial experienced 100% transplant-free survival up to five years of age after receiving Lomecel-BTM compared to approximate 20% mortality rate observed from historical control data

●	ELPIS I five-year post-treatment completion data anticipated in Q3 2024

●	The FDA has granted Lomecel-BTM Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation for the treatment of HLHS

●	The Company anticipates feedback from a Type C meeting with the U.S. Food and Drug Administration (FDA) before year-end on development strategy for HLHS and expectations for the potential Biologics License Application (BLA) approval

Alzheimer’s disease (AD) – a neurodegenerative disorder that leads to progressive memory loss and death and currently has very limited therapeutic options.

●	Full results from the Phase 2a clinical trial (CLEAR MIND) were presented in a featured research oral presentation at the 2024 Alzheimer's Association International Conference (AAIC)

o	In the clinical trial, Lomecel-B™ treated patients showed an overall slowing/prevention of disease worsening compared to placebo

o	The trial achieved the primary safety and secondary efficacy endpoints and showed statistically significant improvements in pre-specified clinical and biomarker endpoints in specific Lomecel-B™ groups compared to placebo

o	The established safety profile of Lomecel-B™ for single and multiple dosing regimens was demonstrated in study data that showed no incidence of hypersensitivity, infusion-related reactions, and no cases of amyloid-related imaging abnormalities (ARIA)

o	Administration of Lomecel-B™ was associated with slowing cognitive and functional decline as demonstrated by statistically significant results in the Montreal Cognitive Assessment and statistical trending improvements compared to placebo in CDR-SB and MMSE

o	There was a statistically significant improvement relative to placebo observed in the Alzheimer’s Disease Cooperative Study Activities of Daily Living (ADCS-ADL)

o	Brain MRI results demonstrated a 49% reduction in brain volume loss and improvement in cerebral blood flow

o	These results support the therapeutic potential of Lomecel-BTM in the treatment of mild Alzheimer’s disease and provided evidence-based support for further clinical development

●	The FDA has granted Lomecel-B™ both Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation for the treatment of mild Alzheimer’s disease

●	The Company anticipates meeting with the FDA before year-end to review future clinical and regulatory strategy

Recent Corporate Highlights

●	As part of the planned Board of Directors refreshment process, with a focus on bringing in new, relevant, experienced leaders over time to add to the knowledge base and experience provided by current and departing members, three new members were elected to the Company’s Board of Directors at the Company’s annual meeting of stockholders on July 2, 2024:

o	Richard Kender, retired SVP of Business Development and Corporate Licensing for Merck & Co., Inc.,

o	Roger Hajjar, M.D., gene therapy pioneer and Director of the Gene and Cell Therapy Institute at Mass General Brigham,

o	Neha Motwani, senior healthcare investment banker

●	Launch of contract development and manufacturing business, which the Company believes has the potential to generate approximately $4-5 million in annual revenues once it is up and running fully

Year to Date 2024 Summary Financial Results

●	Revenues, Cost of Revenues and Gross Profit: Revenues for the six months ended June 30, 2024 and 2023 were $1.0 million and $0.5 million, respectively. 2024 revenues increased $0.5 million, or 105%, when compared to the same period in 2023 mainly as a result of increased participant demand for our investigational Frailty and Cognitive Impairment registry trial in the Bahamas (the “Bahamas Registry Trial”). Clinical trial revenue, which is derived from the Bahamas Registry Trial, for the six months ended June 30, 2024 and 2023, was $0.8 million and $0.5 million, respectively. Clinical trial revenue for the six months ended June 30, 2024 increased by $0.3 million, or 76%, when compared to the same period in 2023 as a result of increased participant demand. Contract manufacturing revenue for the six months ended June 30, 2024 was $0.2 million from our first manufacturing services contract with Secretome Therapeutics.

●	Related cost of revenues: Cost of revenues was $0.3 million for the six-month periods ended June 30, 2024 and 2023. This resulted in a gross profit of approximately $0.7 million for the six months ended June 30, 2024, an increase of $0.5 million, or greater than 100%, when compared with a gross profit of $0.2 million for 2023. This increase is driven by higher Clinical trial revenue and the new manufacturing services contract revenue.

●	General and Administrative Expenses: General and administrative expenses for the six months ended June 30, 2024 decreased to approximately $4.3 million compared to $5.5 million for the same period in 2023. The decrease of approximately $1.2 million, or 22%, was primarily related to a decrease in personnel expenses as a result of lower severance and stock compensation costs in 2024.

●	Research and Development Expenses: Research and development expenses for the six months ended June 30, 2024 decreased to approximately $3.9 million from approximately $5.1 million for the same period in 2023. The decrease of $1.2 million, or 22%, was primarily due to a decrease of $1.3 million in research and development expenses being incurred for the completed Phase 2a (CLEAR MIND) Alzheimer’s disease clinical trial and reduced costs for the aging-related frailty clinical trial following our decision to discontinue trial activities in Japan, reduced cost of supplies of $0.4 million and $0.1 million of lower equity-based compensation expenses allocated to research and development expenses. These reductions were partially offset by $0.6 million of higher compensation and benefit costs.

●	Other Income, net: Other income for the six months ended June 30, 2024 was $0.1 million. Other income consisted of $0.1 million from interest earned on money market funds and marketable securities. Other income for the six months ended June 30, 2023 was $0.1 million as result of gains from marketable securities.

●	Net Loss: Net loss decreased to approximately $7.5 million for the six months ended June 30, 2024 from a net loss of $10.3 million for the same period in 2023. The decrease in the net loss of $2.8 million, or 27%, was for the reasons outlined above.

●	Cash and cash equivalents and marketable securities: as of June 30, 2024 were $12.4 million. Following capital raises and warrant exercises in April and June 2024 resulting in gross proceeds of $17.6 million, in July 2024, the Company completed a Registered Direct Offering which resulted in gross proceeds of $9.0 million. Additionally, certain warrant holders exercised their existing warrants in July, generating gross proceeds of $6.3 million. The Company believes its existing cash and cash equivalents will enable it to fund its operating expenses and capital expenditure requirements through the fourth quarter of 2025. These estimates are based on assumptions that may prove to be imprecise, and the Company could utilize its available capital resources sooner than it expects.

Conference Call and Webcast

The Company will host a conference call and webcast today at 4:30 p.m. ET.

Conference Call Number:	1.877.407.0789
Conference ID:	13747923
Call meTM Feature:	Click Here
Webcast:	Click Here

An archived replay of the webcast will be available on the “Events & Presentations” section of the Company’s website following the conference.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™, an allogeneic medicinal signaling cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Lomecel-B™ has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing three pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s disease, and Aging-related Frailty. Lomecel-BTM development programs have received five distinct and important FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the AD program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects and include, but are not limited to, the anticipated use of proceeds from recent offerings. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, market and other conditions, our limited operating history and lack of products approved for commercial sale; adverse global conditions, including macroeconomic uncertainty; inability to raise additional capital necessary to continue as a going concern; our history of losses and inability to achieve profitability going forward; the absence of FDA-approved allogenic, cell-based therapies for Aging-related Frailty, Alzheimer’s disease, or other aging-related conditions, or for HLHS or other cardiac-related indications; ethical and other concerns surrounding the use of stem cell therapy or human tissue; our exposure to product liability claims arising from the use of our product candidates or future products in individuals, for which we may not be able to obtain adequate product liability insurance; the adequacy of our trade secret and patent position to protect our product candidates and their uses: others could compete against us more directly, which could harm our business and have a material adverse effect on our business, financial condition, and results of operations; if certain license agreements are terminated, our ability to continue clinical trials and commercially market products could be adversely affected; the inability to protect the confidentiality of our proprietary information, trade secrets, and know-how; third-party claims of intellectual property infringement may prevent or delay our product development efforts; intellectual property rights do not necessarily address all potential threats to our competitive advantage; the inability to successfully develop and commercialize our product candidates and obtain the necessary regulatory approvals; we cannot market and sell our product candidates in the U.S. or in other countries if we fail to obtain the necessary regulatory approvals; final marketing approval of our product candidates by the FDA or other regulatory authorities for commercial use may be delayed, limited, or denied, any of which could adversely affect our ability to generate operating revenues; we may not be able to secure and maintain research institutions to conduct our clinical trials; ongoing healthcare legislative and regulatory reform measures may have a material adverse effect on our business and results of operations; if we receive regulatory approval of Lomecel-B™ or any of our other product candidates, we will be subject to ongoing regulatory requirements and continued regulatory review, which may result in significant additional expense; being subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our therapeutic candidates; reliance on third parties to conduct certain aspects of our preclinical studies and clinical trials; interim, “topline” and preliminary data from our clinical trials that we announce or publish from time to time may change as more data become available and are subject to audit and verification procedures that could result in material changes in the final data; the volatility of the price of our Class A common stock; we could lose our listing on the Nasdaq Capital Market; provisions in our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our Class A common stock; we have never commercialized a product candidate before and may lack the necessary expertise, personnel and resources to successfully commercialize any products on our own or together with suitable collaborators; and in order to successfully implement our plans and strategies, we will need to grow our organization, and we may experience difficulties in managing this growth. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 27, 2024, as amended by the Annual Report on Form 10-K/A filed March 11, 2024, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact:

Derek Cole
Investor Relations Advisory Solutions
derek.cole@iradvisory.com

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Longeveron Inc.

Condensed Balance Sheets

(In thousands, except share and per share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,375	$4,949
Marketable securities	-	412
Prepaid expenses and other current assets	817	376
Accounts and grants receivable	218	111
Total current assets	13,410	5,848
Property and equipment, net	2,371	2,529
Intangible assets, net	2,353	2,287
Operating lease asset	1,055	1,221
Other assets	204	193
Total assets	$19,393	$12,078
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$600	$638
Accrued expenses	1,605	2,152
Current portion of lease liability	608	593
Deferred revenue	397	506
Total current liabilities	3,210	3,889
Long-term liabilities:
Lease liability	1,140	1,448
Other liabilities	132	-
Total long-term liabilities	1,272	1,448
Total liabilities	4,482	5,337
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2024, and December 31, 2023	-	-
Class A common stock, $0.001 par value per share, 84,295,000 shares authorized, 8,116,909 shares issued and outstanding at June 30, 2024; 1,025,183 issued and outstanding at December 31, 2023	8	1
Class B common stock, $0.001 par value per share, 15,705,000 shares authorized, 1,484,005 shares issued and outstanding at June 30, 2024; 1,485,560 issued and outstanding at December 31, 2023	1	1
Additional paid-in capital	115,859	91,823
Stock subscription receivable	-	(100)
Accumulated deficit	(100,956)	(84,984)
Accumulated other comprehensive loss	(1)	-
Total stockholders’ equity	14,911	6,741
Total liabilities and stockholders’ equity	$19,393	$12,078

See accompanying notes to unaudited condensed financial statements.

Longeveron Inc.

Condensed Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenues
Clinical trial revenue	$287	$217	$802	$455
Contract manufacturing revenue	181	-	214	-
Grant revenue	-	-	-	41
Total revenues	468	217	1,016	496
Cost of revenues	124	124	343	327
Gross profit	344	93	673	169

Operating expenses
General and administrative	2,122	3,518	4,322	5,530
Research and development	1,722	2,287	3,941	5,067
Total operating expenses	3,844	5,805	8,263	10,597
Loss from operations	(3,500)	(5,712)	(7,590)	(10,428)
Other income and (expenses)
Other income, net	87	80	119	149
Total other income, net	87	80	119	149
Net loss	$(3,413)	$(5,632)	$(7,471)	$(10,279)
Deemed dividend – warrant inducement offers	(8,501)	-	(8,501)	-
Net loss attributable to common stockholders	$(11,914)	$(5,632)	$(15,972)	$(10,279)
Basic and diluted net loss per share	$(1.83)	$(2.67)	$(3.54)	$(4.88)
Basic and diluted weighted average common shares outstanding	6,509,881	2,110,544	4,511,734	2,106,973

See accompanying notes to unaudited condensed financial statements.